UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51446	02-0636095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street

Mattoon, Illinois 61938

(Address of principal executive offices)

(Zip Code)

(217) 235-3311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 22, 2022, Consolidated Communications Holdings, Inc. (the “Company”), its wholly owned subsidiary, Consolidated Communications, Inc., as borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto entered into an Amendment No. 3 (the “Credit Agreement Amendment”) to the Company’s existing Credit Agreement, dated as of October 2, 2020 (as amended by that certain Amendment No. 1, dated as of January 15, 2021 and that certain Amendment No. 2, dated as of April 5, 2021, the “Existing Credit Agreement” and, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”), pursuant to which, among other things:

•	the Company’s $250 million revolving credit facility (the “Revolver”) maturity date was extended from October 2, 2025 to October 2, 2027 (potentially subject to springing maturity on April 2, 2027 to the extent the Company’s term loans are, as of April 1, 2027, scheduled to mature earlier than March 31, 2028),

•	the Revolver’s consolidated first lien leverage maintenance covenant was relaxed through June 30, 2025 to 6.35 to 1.00 from 5.85 to 1.00, and

•	certain other covenants were added as agreed to with the revolving lenders, as set forth in the Amended Credit Agreement.

On or prior to the effectiveness of the Credit Agreement Amendment, Clio Subsidiary, LLC, a wholly-owned “unrestricted” subsidiary of the Company, distributed to one or more of the Company’s subsidiaries that are obligors under the Amended Credit Agreement, the cash proceeds held by such subsidiary as of November 7, 2022 from the September 13, 2022, sale by Clio Subsidiary, LLC of its limited partnership interests in Pittsburgh SMSA Limited Partnership, GTE Mobilnet of Texas RSA #17 Limited Partnership, GTE Mobilnet of South Texas Limited Partnership, Pennsylvania RSA No. 6(I) Limited Partnership and Pennsylvania RSA No. 6(II) Limited Partnership.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Credit Agreement Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

Preferred Stock Dividend Waiver

In connection and simultaneously with the effectiveness of the Credit Agreement Amendment, Searchlight III CVL, L.P., an affiliate of Searchlight Capital Partners, L.P. and the sole holder of shares of the Company's Series A Perpetual Preferred Stock (the "Series A Preferred Stock"), delivered a waiver to the Company (the “Waiver”) waiving, until October 2, 2027, the restriction under the Certificate of Designations of Series A Perpetual Preferred Stock, dated December 7, 2021 (the “Certificate of Designations”) precluding the Company from electing not to declare and pay any cash dividends with respect to the Series A Preferred Stock after October 2, 2025, provided that any dividend not declared and fully paid in cash, whether during the period of such waiver or otherwise, shall accrue as set forth in the Certificate of Designations.

The foregoing description of the Waiver does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Waiver, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On November 23, 2022, the Company issued a press release announcing the extension of the Revolver. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 3, dated as of November 22, 2022, among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., each lender from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto.

10.2	Waiver, dated as of November 22, 2022, made by Searchlight III CVL, L.P.

99.1	Press Release dated November 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2022	CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer